[ORRICK, HERRINGTON & SUTCLIFFE LLP LETTERHEAD]

EXHIBIT 5.1

January 28, 2000

Centura Software Corporation
975 Island Drive
Redwood Shores, California 94065

Re: Centura Software Corporation--Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we are rendering this opinion in connection with a proposed sale by certain stockholders of Centura Software Corporation, a Delaware corporation (the "Company") of up to 4,000,000 shares (the "Shares") of common stock, $0.01 par value (the "Common Stock") pursuant to a Registration Statement on Form S-3. The Shares are to be issued upon (i) conversion of the Company's Series A Cumulative Convertible Preferred Stock, which was issued to Leonardo, L.P. and Peconic Fund L.P on December 30, 1999, and which may be issued to the Selling Stockholders pursuant to an option to purchase additional shares; and (ii) exercise of warrants issued to Leonardo, L.P., Peconic Fund L.P., Phillip L. Neiman and Prateek Sharma on December 30, 1999.

We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Based on such examination, we are of the opinion that upon conversion of the Series A Cumulative Convertible Preferred Stock and exercise of the warrants, including the payment of the exercise price thereunder, the Shares to be issued and covered by the Registration Statement will be legally issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP